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                                                                    EXHIBIT 23.2

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 7, 1998 and July 22, 1998 in the Registration Statement (No. 333-60111) and related Prospectus of Superior Financial Corp. for the registration of 10,079,703 shares of its common stock and $60,000,000 of 8.65% Senior Notes due April 1, 2003.


                                       /s/ Ernst & Young LLP



Little Rock, Arkansas
December 8, 1998